Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-192017) pertaining to the 2013 Long Term Incentive Compensation Plan,

(2) Registration Statement (Form S-4 No. 333-206649) of Gaming and Leisure Properties, Inc. and Subsidiaries,

(3) Registration Statement (Form S-4 No. 333-196662) of Gaming and Leisure Properties, Inc. and Subsidiaries;

of our report dated February 27, 2015 (except for Note 3 as to which the date is November 9, 2015) with respect to the consolidated financial statements and schedule of Gaming and Leisure Properties, Inc. and Subsidiaries and our report dated February 27, 2015 (except for the effect of the material weakness described in the sixth paragraph of our report as to which the date is November 9, 2015) with respect to the effectiveness of internal control over financial reporting of Gaming and Leisure Properties, Inc. and Subsidiaries included in this Form 10-K/A of Gaming and Leisure Properties, Inc. and Subsidiaries for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 9, 2015